EXHIBIT 99.2

                Schedule Endorsement to Bulk Primary First Lien Master Policy
                          (PMI Mortgage Insurance Co.)


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                            SCHEDULE ENDORSEMENT TO
                     BULK PRIMARY FIRST LIEN MASTER POLICY
                                 (the "Policy")


POLICY ISSUED TO:                                    ATTACHED TO AND FORMING
                                                     PART OF POLICY NUMBER:
The Bank of New York Trust Company, N.A.             21827-0005-0
  as Co-Trustee for the CWABS Asset-Backed
  Certificates Series 2005-AB1
700 South Flower Street, Suite 200
Los Angeles, CA 90017-4104
EFFECTIVE DATE OF POLICY:
                                                     EFFECTIVE DATE OF SCHEDULE
                                                     ENDORSEMENT:
March 1, 2005                                        March 1, 2005


The Schedule Endorsement hereby extends coverage under the above Policy of Insurance, from and after the date of this Schedule Endorsement, to those Loans listed in the Certificate Schedule attached hereto and made a part to this Schedule Endorsement (herein called "Schedule A").

The term "Effective Date" for the Loan(s) covered by this Schedule Endorsement shall mean the date stated above.

Except for the foregoing amendments, the Policy and all terms, conditions, provisions, and limitations of the Policy remain in full force and effect. None of the terms, conditions, provisions and limitations of the Policy have been varied, waived, altered or extended in any manner except as expressly set forth in this Schedule Endorsement.

IN WITNESS WHEREOF, the Company has caused this Endorsement to be signed by its duly authorized officers as of the Effective Date first above stated.


                           PMI MORTGAGE INSURANCE CO.






By: /s/ L. stephen Smith                        By: /s/ Victor J. Bocigalupi
    --------------------                            ------------------------
    President                                       Secretary